FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 5, 1997

                           Klamath First Bancorp, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Oregon                  0-26556                     93-1180440
---------------------------       -----------                 ------------------
State or other jurisdiction       Commission                 (I.R.S. Employer
 of incorporation                 File Number                Identification No.)


540 Main Street, Klamath Falls, Oregon                        97601
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number (including area code):(541)882-3444


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2.  Other Events

         The Registrant's wholly-owned subsidiary, Klamath First Federal Savings and Loan Association ("Association") has entered into a Purchase and Assumption Agreement dated March 5, 1997 ("Agreement") with Wells Fargo Bank, National Association ("Wells Fargo") to purchase twenty-five (25) branch offices of Wells Fargo ("Branches"), and assume certain deposit and other liabilities associated therewith, located in the State of Oregon. The location of the branch offices are set forth in a schedule to the Agreement.

         Consummation of the transaction contemplated by the Agreement is subject to the receipt of all applicable regulatory approvals, among other things. Consummation of the transaction is anticipated in the third calendar quarter of 1997.

         For further information, reference is made to the Agreement (including the Letter Agreement dated March 5, 1997 regarding certain matters related to automated teller machines at certain Branches) and the Registrant's press release dated March 7, 1997 which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits


         Exhibit

           2 Purchase and Assumption Agreement dated March 5, 1997 (including Letter Agreement dated March 5, 1997 Regarding Certain Automated Teller Machines at Certain Branches)

          99               Press Release dated March 7, 1997




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       KLAMATH FIRST BANCORP, INC.


DATE: March 19, 1997                   By:/s/ Gerald V. Brown
                                       ----------------------------------------
                                          Gerald V. Brown
                                          President and Chief Executive Officer


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